EXHIBIT 11.1


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                   Three Months Ended                            Six Months Ended
                                     -------------------------------------------------------------------------------------------
                                              June 30, 1997          June 30, 1996           June 30, 1997        June 30, 1996
                                     -------------------------------------------------------------------------------------------
Net income (loss) in
thousands                                        $  1,627                 ($14)               $  2,672               ($1,730)
                                     ===========================================================================================
Weighted average common
shares outstanding                              9,822,570             2,259,478              9,054,708             2,077,834
Weighted average preferred
shares outstanding                                      -             1,838,113                      -             1,838,113
Effect of conversion of
convertible subordinated
debentures                                              -             1,245,002                      -             1,245,002
Additional shares pursuant to
SAB 83                                                  -             1,393,353                      -             1,511,807
Additional shares for options
and warrants outstanding
under treasury-stock method                     1,199,144                     -              1,046,288                     -
                                     -------------------------------------------------------------------------------------------
                                               11,021,714             6,735,946             10,100,996             6,672,756
                                     ===========================================================================================
                                                 $0.15                  $0.00                  $0.26                ($0.26)
                                     ===========================================================================================


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